                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549





                                   FORM 8-K


                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                                 JULY 29, 1998
               Date of Report (Date of earliest event reported)




                      PEDIATRIC SERVICES OF AMERICA, INC.
            (Exact name of registrant as specified in its charter)






      Delaware                 0-23946                       58-1873345
      --------                 -------                      -----------
(State of incorporation)      (Commission                   (IRS Employer
                              File Number)                Identification NO.)





             310 Technology Parkway, Norcross, Georgia  30092-2929
           (Address of principal executive offices)      (Zip Code)



      Registrant's telephone number including area code:  (770) 441-1580




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ITEM 5. OTHER EVENTS


  See the following press release, dated September 19, 1994, announcing an expected loss for the third quarter of approximately $.05 to $.07 cents before additional charges, and expected additional charges of approximately $13 million. The Company expects to release its earnings report on or about August 10, 1998:

FOR IMMEDIATE RELEASE

               PEDIATRIC SERVICES OF AMERICA, INC.
               TO REPORT THIRD QUARTER LOSS

NORCROSS, GA, JULY 28, 1998 . . . . . . PEDIATRIC SERVICES OF AMERICA, INC.

(NASDAQ:PSAI) today announced it will report a net loss for the third quarter of approximately $.05 to $.07 cents per share before additional charges. The Company expects to take an additional charge of approximately $13 million to (i) increase the provision for doubtful accounts; (ii) reflect the impact of retroactive changes in Medicare reimbursement under the Interim Payment System;
(iii) account for certain restructuring charges relating to closing of unprofitable locations.

PSAI indicated that net revenue for the quarter is expected to be approximately $78 million. The Company cited revenue weakness in its medical services divisions and higher costs related to transition in the medical testing acquisition as the primary reasons for the shortfall in earnings.

The increase in reserves for accounts receivable is due primarily to potentially higher uncollectable receivables billed under the Company's previous billing system.

PSAI provides comprehensive pediatric home health care services, specializing in pediatric nursing, respiratory and infusion services and related equipment to medically fragile children. PSAI provides its services through a network of 126 branch offices in 29 states and the District of Columbia and provides medical insurance testing services nationwide.

                       FOR FURTHER INFORMATION CONTACT:
                       JOSEPH D. SANSONE, PRESIDENT/CEO
                                      OR
               STEPHEN M. MENGERT, CFO/SR VICE PRESIDENT FINANCE
                                (770) 441-1580

Forward looking statements made in this release involve a number of risks and uncertainties, including, but not limited to changes in government regulation and health care reforms, ability to execute on the Company's acquisition and strategic alliance programs, both in finding suitable acquisitions and alliance candidates and financing therefor, changing economic and market conditions and other risk factors detailed in the company's Securities and Exchange Commission filing.

                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                               PEDIATRIC SERVICES OF AMERICA, INC.


                               By:   /s/ Stephen M. Mengert
                                     --------------------------------------
                                     Stephen M. Mengert
                                     Senior Vice President, Chief Financial
                                     Officer, Secretary and Treasurer


Dated: July 29, 1998

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